Exhibit 99.1

ChineseInvestors.com, Inc. Announces the Official Launch of its New Cryptocurrency Trading Courses Offered Through Bitcoin Trading Academy

NEW YORK CITY, NEW YORK (July 17, 2018) - ChineseInvestors.com, Inc. (OTCQB: CIIX) (“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, today announces the official launch of its new cryptocurrency trading courses offered through its newly established Bitcoin Trading Academy LLC.

The Company officially launched the following three part course offering on July 7, 2018:

Bitcoin Trading 101: Students are provided with a basic knowledge about Bitcoin including how to open and trade on different cryptocurrency trading platforms, how to set up a cryptocurrency wallet, futures trading strategies, both long and short, how to use Bitcoin Futures to properly hedge one's Bitcoin portfolio, and how to properly use beginner-friendly trading techniques trading techniques.

Bitcoin Trading 201: The second course in the program focuses on coins such as Ethereum, including coins with significant underlying technology such as EOS, XLM, ADA and NEO, and altcoin trading platforms, such as Binance and Bittrex. In addition this course will provide instruction on how to use information such as a coin's underlying utility, current industry and sector news in combination with technical analysis in an effort to maximize returns; and effectively scrutinize and understand social media feeds.

Bitcoin Trading 301: Professional ICO analysts will teach students what to look for when vetting a new cryptocurrency offering, including how to read a white paper, analyze the professional teams and advisory boards associated with an offering, the role that technology, marketing, trends play and what pitfalls to avoid.

"We are pleased with the turn out for the first live course offerings in New York City and we expect even better attendance once the word spreads about this innovative cryptocurrency education opportunity. Courses are also offered online in English and Chinese. In addition, the Company plans to expand its live course offerings to Asia in the coming months" says ChineseInvestors.com, Inc. CEO Warren Wang.

Additional course information will be provided on http://www.bta168.io

About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:
ChineseInvestors.com, Inc.
227 W. Valley Blvd, #208 A
San Gabriel, CA 91776

Investor Relations:
Alan Klitenic
+1.214.636.2548

Corporate Communications:
NetworkNewsWire (NNW)
New York, New York
www.NetworkNewsWire.com
212.418.1217 Office
Editor@NetworkNewsWire.com

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